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                                                                 EXHIBIT 99.1(f)

                                     FORM OF

                               MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         The undersigned, being a majority of the Trustees of MFS Series Trust IX (the "Trust"), a Massachusetts business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated January 18, 1995, as amended (the "Declaration"), acting pursuant to
Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as MFS Mid Cap Value Fund shall be redesignated as MFS Emerging Opportunities Fund.

         Pursuant to Section 6.9(e) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

           IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____ day of ________, 2000.



---------------------                             --------------------
J. Atwood Ives                                    Arnold D. Scott
17 West Cedar Street                              20 Rowes Wharf
Boston, MA  02108                                 Boston, MA  02110


---------------------                             --------------------
Lawrence T. Perera                                Jeffrey L. Shames
18 Marlborough Street                             38 Lake Avenue
Boston, MA  02116                                 Newton, MA 02159


---------------------                             --------------------
William J. Poorvu                                 Elaine R. Smith
975 Memorial Drive                                75 Scotch Pine Road
Cambridge, MA  02138                              Weston, MA  02193


---------------------                             --------------------
Charles W. Schmidt                                David B. Stone
63 Claypit Hill Road                              282 Beacon Street
Wayland, MA  01778                                Boston, MA  02116